Exhibit 32.1

                                 CERTIFICATIONS
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of CONMED Corporation, a New York corporation (the "Corporation"), does hereby certify that:

      The Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 (the "Form 10-Q") of the Corporation fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Corporation.


Date: May 6, 2004                     /s/ Eugene R. Corasanti
                                      --------------------------
                                          Eugene R. Corasanti
                                          Chairman of the Board and
                                          Chief Executive Officer


Date: May 6, 2004                     /s/ Robert D. Shallish, Jr.
                                      --------------------------
                                          Robert D. Shallish, Jr.
                                          Vice President-Finance and
                                          Chief Financial Officer


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